EXHIBIT (E)(15)

MODIFICATION OF DEED OF TRUST

     This Modification of Deed of Trust (the “Modification”) is entered into and is to be effective this 22nd day of December, 2003, with respect to that certain Promissory Note, (the “Promissory Note”) in favor of the CURCI-TURNER COMPANY, (the “Holder”) in the original principal amount of $2,350,000.00 executed by CALPROP CORPORATION, a California Corporation. (“Calprop”) and with respect to that certain Guaranty, (the “Guaranty”), dated May 24, 1999 executed by COLORADO PACIFIC HOMES, INC., a Colorado Corporation, (the ‘Guarantor”), and is based upon the following facts:

RECITALS

     A. On December 3, 1998, Calprop executed the Promissory Note in the original principal amount of $2,320,000.00 at Marina Del Rey, California in favor of Holder;

     B. On May 24, 1999, Colorado Pacific Homes, Inc., a Colorado Corporation, as Guarantor, executed its Guaranty of the Promissory Note to the Holder.

     C. Concurrently with the execution of the Guaranty and to collateralize the Guaranty, Guarantor executed a Deed of Trust, (the “Deed of Trust”), in favor of Holder which Deed of Trust granted to Holder a security interest in the real property described in the Deed of Trust. The Deed of Trust was recorded on June 28, 1999 as Document No. A9106275; 16:06:10; PG: 0001-004 of Official Records of the County of Arapahoe, State of Colorado. The Deed of Trust affects the real property described in Exhibit “A” attached hereto and incorporated herein by this reference;

     D. Effective September 1, 1999, Curci-Turner Company, a California General Partnership was merged into and became part of Curci-Turner Company, a Limited Liability Company, (the “LLC”). As hereinafter used in this Modification, the term Holder shall mean the LLC and its successors and assigns.

     E. On June 19, 2002, the Note was amended by Amendment No. One (1) to Promissory Note to extend the Maturity Date to July 31, 2003.

     F. On July 19, 2003, the Note was further amended by Amendment No. Two (2) to Promissory Note to extend the Maturity Date to January 28, 2004.

     G. Concurrently with the execution of this Modification of Deed of Trust, Calprop and Holder have executed that certain Amendment No. Three (3) to Promissory Note to provide for a loan of additional funds in the amount of $1,900,000.00 from Holder to Calprop which amount when added to the then existing outstanding principal balance of the Note brought the outstanding principal balance of the Note to $4,291,145.97, (the “Principal”).

     H. Additionally, Amendment No. 3 to Promissory Note provided for an extension of the Maturity Date to June 30, 2004.

     I. Guarantor concurrently with the execution of this Modification of Deed of Trust executed its Amended and Restated Guaranty of the Promissory Note as amended by Amendments One (I), Two (2) and Three (3) described above in Recitals E, F and G.

     J. Guarantor, and Guarantor’s successors, assigns and successor Grantors under the Deed of Trust, now wish to modify the Deed of Trust to provide, among other things, for the collateral guaranty of the Promissory Note to be increased by the additional $1,900,000.00 to be advanced by Holder to Calprop.

     NOW, THEREFORE, in consideration of the promises contained herein, additional to those already made and for the purpose of inducing Holder to advance the additional funds to Calprop, Guarantor, as Grantor under the Deed of Trust, and the Curci-Turner Company, as Holder of the Promissory Note and Beneficiary under the Deed of Trust, hereby agree to modify the Deed of Trust in only the following respects:

     1. This Modification to Deed of Trust has been executed by Guarantor, as a guarantee in addition to or other than Calprop’s obligation under the Promissory Note in the original principal amount of $2,350,000.00 or other indebtedness (the “Indebtedness”), which the Deed of Trust guarantees and secures full repayment.

     2. Guarantor hereby agrees to increase the amount of its Guarantee secured by this Deed of Trust from $2,350,000.00 to $4,291,145.97 in accordance with the provisions of Amendment No. Three referred to in Recital G above.

     3. The Guarantor, its successor and assigns, hereby authorizes the Holder at any time in its discretion without notice or demand and without affecting the Indebtedness and liabilities of the Guarantor hereunder to:

          (a) Enter into agreements with Calprop and in accordance therewith, renew, extend, amend, waive, restructure, refinance, release, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness, including (i) increase or decrease in the indebtedness or the rate of interest on the indebtedness and (ii) any amendment of the indebtedness to permit the Holder to extend further or additional accommodations to Calprop in any form, including credit by way of loan, lease, sale or purchase of assets, guarantee, or otherwise, which shall thereupon be and become subject to the indebtedness and (iii) to subordinate the Deed of Trust to additional obligations secured by deeds of trust to be secured by the real property securing this Deed of Trust.

          (b) Accept new or additional documents, instruments or agreements relative to the indebtedness;

          (c) Consent to the change, restructure or termination of the individual, partnership, or corporate structure or existence of Calprop, Guarantor or an affiliate of Calprop or Guarantor and correspondingly restructure the indebtedness;

          (d) Accept partial payments on the indebtedness;

          (e) Take and hold collateral, and direct the order and manner of sale thereof as the Holder in its sole discretion may determine;

          (f) Apply any collateral, and direct the order and manner of sale thereof as the Holder in its sole discretion may determine;

          (g) Settle, release on terms satisfactory to the Holder or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate the Indebtedness and/or collateral or any guaranty therefor in any manner, whether in liquidation, reorganization, receivership, bankruptcy or otherwise;

          (h) Release Calprop or any other party for all or any part of the Indebtedness; or

or

          (i) Assign the Indebtedness or the Deed of Trust in whole or in part.

     3. Guarantor’s obligations under the Deed of Trust are independent and separate of those of any other person or entity. The Holder may bring a separate action against the Guarantor and Guarantor waives any right to require the Holder to proceed against Calprop or any other person, firm or corporation or to proceed against or exhaust any other security held by it at any time or to pursue any other remedy in its power and Guarantor agrees that the Holder shall not be obligated to resort to any other security, including security given by Calprop, with any priority, in any particular order or at all even if such action destroys, alters or otherwise impairs subrogation rights of Guarantor, or the rights of Guarantor to proceed against Calprop for reimbursement, or both.

     4. Guarantor, its successors or assigns, hereby waives and agrees not to assert or take advantage of:

          (a) Any right to require Holder to proceed against Calprop or any other person or any security now or hereafter held by the Holder or to pursue and other remedy whatsoever.

          (b) Any defense based upon any legal disability of Calprop or any other person, or any discharge of limitation of the liability of Calprop or any other person, to the Holder, or any restraint or stay applicable to actions against Calprop or any other person, whether such disability, discharge, limitation, restraint or stay is consensual, or by order of a court or other governmental authority, or arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency, or debtor-relief proceeding, or from any other cause;

          (c) Presentment, demand, protest, setoffs, counterclaims, and notice of any kind;

          (d) Any defense based upon the modification, renewal, extension or other alteration of the indebtedness;

          (e) Any defense based upon the negligence of the Holder, including, without limitation, the failure to record an interest under a deed of trust, the failure to perfect any security interest, or the failure to file a claim in any bankruptcy of Calprop, Guarantor or of any other person;

          (f) Any defense based upon a statute of limitations to the fullest extent permitted by law and any defense based upon the Holders delay in enforcing the Deed of Trust;

          (g) All rights of subrogation, reimbursement, indemnity, all rights to enforce any remedy that the Holder may have against Calprop or any other person, and all rights to participate in any security held by the Holder for the Indebtedness, until the Indebtedness has been performed in full, and any defense based upon the impairment of any subrogation rights that Guarantor might have;

          (h) Any defense based upon or arising out of any defense which Calprop may have to the performance of any part of the Indebtedness;

          (i) Any defense to recovery by the Holder of a deficiency after nonjudicial sale of real or personal property, any defense based upon the unavailability to the Holder of recovery of a deficiency judgment after nonjudicial sale of real or personal property.

          (j) Any defense based upon the death, incapacity, lack or authority or termination of existence or revocation thereof by any person or entity or persons or entities, or the substitution of any party hereto;

          (k) Any defense base upon or related to Guarantor’s tack of knowledge as to Calprop’s financial condition; and

          (l) Any defense or right based upon the acceptance by the Holder or an affiliate of the Holder of a deed in lieu of foreclosure, without extinguishing the debt, even if such acceptance destroys, alters or otherwise impairs subrogation rights of Guarantor, or the right of Guarantor to proceed against Calprop for reimbursement, or both,

     5. Guarantor, by execution hereof, represents to the Holder that the relationship between Guarantor and Calprop is such that Guarantor has access to all relevant facts and information concerning the Indebtedness and Calprop and that the Holder can rely upon Guarantor having such access. Guarantor waives and agrees not to assert any duty on the part of the Holder to disclose to Guarantor any facts that it may now or hereafter know about Calprop, regardless of whether the Holder has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor. Guarantor is fully responsible for being and keeping informed of the financial condition of Calprop and all circumstances bearing on the risk of nonpayment of any Indebtedness hereby secured.

     6. Upon a default under the Indebtedness, or any part thereof, Holder may elect to foreclose nonjudicially or judicially against any real or personal property security it holds for the Indebtedness or any part thereof, or exercise any other remedy. No such action by Holder will release or limit the liability of Guarantor, even if the effect of that action is to deprive Guarantor of the right to collect reimbursement from Calprop or any other person for any sums paid to

Holder, or to obtain reimbursement by means of any security held by Holder for the Indebtedness or to impair any right of Guarantor of subrogation.

          (a) Guarantor understands that the exercise by Holder of certain rights and remedies may eliminate Guarantor’s right of subrogation against Calprop, if any, and that Guarantor may therefore succeed to a partially or totally non-reimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Holder to exercise in its sole discretion, any rights and remedies, or any combination of rights and remedies that may then be available, since it is the Intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

          (b) Guarantor understands that if Holder elects to foreclose non-judicially against any real property security Holder holds for the indebtedness or any part thereof, Guarantor may have subrogation rights that might be destroyed.

     7. Guarantor waives demand, protest and notice of any kind including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of new or additional indebtedness or of any action or non-action on the part of Calprop, the Holder, any endorser, any creditor of Calprop or Guarantor under this or any other instrument, or any other person whatsoever, in connection with any Indebtedness or evidence of Indebtedness held by the Holder as collateral or in connection with any Indebtedness secured hereby.

     8. With or without notice to Guarantor, the Holder, in its sole discretion, at any time and from time to time, in such manner and upon such terms as it considers best, may (a) apply any and all payments or recoveries .from Calprop, from Guarantor, from any Guarantor or endorser, or realized from any security, in such manner, order and priority as the Holder elects, to any indebtedness of Calprop to the Holder whether or not such indebtedness is secured hereby or is otherwise secured or is due at the time of such application; and (b) refund to Calprop any payment received by the Holder upon any indebtedness hereby secured and payment of the amount refunded shall be fully secured hereby.

     9. No exercise or non-exercise by the Holder of any right hereby or otherwise given it, no dealing by the Holder with Calprop or any other person, and no change, impairment or suspension of any right or remedy of the Holder shall in any way affect any of the obligations of Guarantor hereunder or give Guarantor any recourse against the Holder.

     10. If any term or provision of the Deed of Trust, this Modification or the application thereof to any person, entity or circumstances shall to any extent be invalid or unenforceable, the remainder of the Deed of Trust, this Modification or the application of such terms or provisions to persons, entities, or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of the Deed of Trust and this Modification shall be valid and enforceable to the fullest extent permitted by law.

     11. All of Holder’s remedies are cumulative. No delay or failure by Holder to exercise any right or remedy against Guarantor or any other person will be construed as a waiver of that right or remedy. All Indebtedness under the Deed of Trust and this Modification are joint and several.

     12. The Deed of Trust together with this Modification thereto shall create a continuing security interest in the security interests granted which secures the Indebtedness including any indebtedness arising in subsequent and successive transactions. Guarantor hereby waives any right to revoke the Deed of Trust or Modification thereto and any other benefits or defenses and expressly agrees that the Deed of Trust and Modification shall apply and be irrevocable with respect to any indebtedness created or incurred after actual receipt by Holder of any written notice of revocation by Guarantor which indebtedness arises out of any extension, renewal, advance, additional advances, refunding, replacement or modification of any indebtedness originally created prior to the actual receipt of such written notice regardless of whether such extension, renewal, advance, additional advance, refunding, replacement or modification occurs prior to or after such revocation.

     13. In the event the terms or provisions of the Deed of Trust differ from or are in any way inconsistent with the terms and provisions of this Modification, the terms and provisions of this Modification shall be deemed to govern the obligations, rights and relationship of the Holder and Guarantor.

     14. The parties hereby adopt the fads as set forth in the Recitals as the basis for and in consideration of the entering into this Amendment.

     15. Except as modified herein, all other terms and conditions of the Deed of Trust shall remain unchanged and in full force and effect.

     Executed on December 22, 2003 at Marina Del Rey, California.

COLORADO PACIFIC HOMES, INC. A Colorado Corporation
By:	/s/ Mark F. Spiro

By:

When Recorded, Mail to:

CURCI-TURNER COMPANY
Post Office Box 1549
Newport Beach, CA 92659

EXHIBIT “A”

LEGAL DESCRIPTION

     The land referred to in this Modification to Deed of Trust is described as follows:

The 94 — Lot Project located in the Saddle Rock Golf Club South
Subdivision Filing No. 5, County of Arapahoe, State of Colorado,
more specifically described as:

Lots 19 through 26, inclusive, Block 1;
Lots 1 through 44, inclusive, Black 2
Lots 1 through 6, inclusive, Block 3
Lots 1 through 5, inclusive, Block 4;
Lots I through 15, inclusive, Block 5;
Lots 1 through 16, inclusive, Block 6;

State of California
	}	ss.
Count of Los Angeles

On December 23, 2003 before me, Doris Baron personally appeared Mark L. Spiro, CFO

☑ personally known to me

☐ proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument and acknowledged to me that he she they executed the same in his authorized capacity, and that by his/her/their signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hard and office seal

/s/ Doris Baron
Signature of Notary Public